Exhibit 99.1

Odysight.ai Announces Purchase Order from an International Defense Contractor for its Visual Based Predictive Maintenance System, to be Installed in an Upgraded Israel Air Force (IAF) Maritime Version Sikorsky-Lockheed Martin SH-60 Seahawk

OMER, Israel, March 11, 2024 – Odysight.ai Inc. (OTCQB: ODYS), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, is pleased to announce the receipt of a purchase order exceeding $1 million from a major international defense contractor for the Company’s cutting-edge visual sensing and AI analytics solution. The systems will be installed in upgraded Lockheed Martin (Sikorsky) SH-60 Seahawk Maritime Rotary Wing Aircraft of the Israel Air Force.

Odysight.ai believes the purchase order showcases the uniqueness of its innovative PdM systems for the aerospace industry and is a critical milestone in the Company’s systems transitioning aviation from legacy solutions to AI driven maintenance solutions. More than 4,000 UH-60 Black Hawk aircraft, and its variants such as the SH-60 Seahawk, are in service worldwide today. Odysight.ai’s addressable market for the Company’s rotary wing aircraft system of more than a $1bn.

Odysight.ai’s Visual Based Sensor System for PdM provides a state-of-the-art solution incorporating advanced AI algorithms for prognostic health management applications. This groundbreaking technology empowers users to monitor and manage the health of their assets without requiring specialized technicians or manual intervention, providing crucial support for the aerospace sector by enabling PdM and CBM of aerial vehicles. Odysight.ai’s technology enhances sustainment, operational availability and safety of any platform, providing our clients with unmatched capabilities, including an onboard Health and Usage Monitoring System (HUMS).

Colonel (Ret.) Yehu Ofer, CEO of Odysight.ai, reflects on this milestone, stating, “This order represents a critical turning point for Odysight.ai, acting as a strong endorsement of our technology’s effectiveness and potential. It not only highlights our dedication to delivering substantial value to our customers but also significantly strengthens our position for future contracts. We are proud to have purchase orders for systems to be installed on Boeing and Lockheed Martin aerial platforms and to have gained the trust of the Israel Air Force. Our ongoing discussions with major defense contractors are a testament to the increasing trust in Odysight.ai’s Visual Based Sensor System and its role in predictive maintenance within the aerospace industry. We are committed to continuing our provision of innovative solutions that ensure unparalleled reliability and safety for our clients’ assets.”

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the impact of the Company’s Visual Based Sensor System for PdM on aerospace platforms like that of Black Hawk aircraft and its variants and expectations about the system’s impact on the aviation industry and additional future orders. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on February 20, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654